FOR IMMEDIATE RELEASE	Monday, November 10, 2025

TEGNA Inc. Reports Third Quarter 2025 Results

As previously announced on August 19, 2025, TEGNA Inc. and Nexstar Media Group entered into a definitive agreement, under which Nexstar will acquire all outstanding shares of TEGNA for $22.00 per share in a cash transaction valued at $6.2 billion

Proposed transaction is expected to close by the second half of 2026, subject to customary closing conditions including TEGNA shareholder and regulatory approvals

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the third quarter ended September 30, 2025.

THIRD QUARTER FINANCIAL HIGHLIGHTS:

All Year-Over-Year Comparisons Unless Otherwise Noted:

•
Total company revenue decreased 19% to $651 million, in line with our guidance. The primary drivers of the decline were lower political advertising revenue, consistent with cyclical even-to-odd year comparisons, and lower advertising and marketing services (AMS) revenue.
•
Distribution revenue decreased 1% to $358 million due to subscriber declines, partially offset by contractual rate increases.
•
AMS revenue decreased 12% to $273 million primarily due to ongoing macroeconomic challenges, the absence of Summer Olympic games, and lower Premion-related revenue following the exit of a major exclusive reseller partner, partially offset by growth from local sports rights and local digital growth.
•
GAAP operating expenses decreased 3% to $559 million due to core operational cost cutting initiatives primarily seen in compensation and outside services expense reductions, partially offset by increased M&A-related costs and non-GAAP operating expenses1 decreased 4% to $544 million, exceeding our guidance range.
•
GAAP and non-GAAP operating income1 totaled $92 million and $107 million, respectively.
•
GAAP net income attributable to TEGNA Inc. was $37 million and non-GAAP net income attributable to TEGNA Inc.1 was $53 million.
•
GAAP and non-GAAP earnings per diluted share1 were $0.23 and $0.33, respectively.
•
Total company Adjusted EBITDA2 decreased 52% to $131 million primarily due to lower political advertising revenue and AMS revenue, partially offset by continued cost benefits from core operational cost-cutting initiatives.
•
Net cash flow from operations was $59 million and Adjusted Free Cash Flow3 was $64 million. TEGNA returned $20 million to shareholders through dividends during the third quarter.

[1] See Table 3 for details
[2] See Table 4 for details
[3] See Table 5 for details

•
During the quarter, TEGNA called the full $550 million of its 4.75% senior notes due March 15, 2026

– On July 2, 2025, TEGNA partially called $250 million; and

– On September 22, 2025, TEGNA called the remaining $300 million.

•
Interest expense decreased 8% to $39 million due to the aforementioned early redemption of the 4.75% senior notes due March 15, 2026, during the quarter.
•
Cash and cash equivalents totaled $233 million at the end of the third quarter. Net leverage finished the third quarter at 2.9x4.

TRANSACTION OVERVIEW:

On August 19, 2025, TEGNA Inc. and Nexstar Media Group announced5 that they entered into a definitive agreement under which Nexstar will acquire all outstanding shares of TEGNA for $22.00 per share in a cash transaction valued at $6.2 billion. The closing of the transaction, which is expected to occur by the second half of 2026, is subject to regulatory approvals and other customary closing conditions.

In light of the pending merger between TEGNA and Nexstar, TEGNA will not be providing forward-looking guidance with respect to financial metrics. TEGNA does not intend to update or reaffirm any prior guidance during the pendency of the transaction.

TEGNA has suspended share repurchases under our previously announced share repurchase program. As permitted by the definitive agreement with Nexstar, TEGNA expects to continue to pay its regular quarterly dividend through the closing of the transaction.

KEY BUSINESS UPDATES:

•
TEGNA stations received six national Edward R. Murrow Awards. KING in Seattle, was honored with three awards including Overall Excellence, Large Market Television, marking the fourth consecutive year a TEGNA station has received this honor. Other stations that received awards include: KARE in Minneapolis, KUSA in Denver, and WFAA in Dallas.
•
TEGNA announced the extension of its agreement with Kroenke Sports and Entertainment to broadcast 20 Denver Nuggets games and 20 Colorado Avalanche games for free over-the-air on Denver’s 9NEWS (KUSA-TV) and My20 (KTVD-TV).

[4] See Table 6 for details
[5] https://www.tegna.com/nexstar-media-group-inc-enters-into-definitive-agreement-to-acquire-tegna-inc-for-6-2-billion-in-accretive-transaction/

FORWARD-LOOKING STATEMENTS

Certain statements in this 8-K earnings release that do not describe historical facts may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “might,” “expect,” “positioned,” “strategy,” “future,” “potential,” “forecast,” “outlook,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These include, but are not limited to, statements regarding TEGNA’s future financial and operating results (including growth and earnings), capital allocation framework, plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are necessarily estimates reflecting the best judgment and current views, projections, estimates, expectations, plans, assumptions and beliefs about future events (in each case subject to change) of TEGNA’s senior management and involve a number of risks, uncertainties and other factors, many of which may be beyond our control that could cause actual results to differ materially from those views, projections, estimates, expectations, plans, assumptions and beliefs expressed or implied in such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to:

•
The timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction;
•
Risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of the TEGNA’s stockholders), in the anticipated timeframe or at all;
•
The risk that any announcements relating to the proposed transaction could have adverse effects on the market price of TEGNA’s common stock;
•
Disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the TEGNA’s customers, vendors and others with whom it does business;
•
The occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction;
•
Risks related to disruption of management’s attention from TEGNA’s ongoing business operations due to the proposed transaction;
•
Significant transaction costs;
•
The risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future;
•
Changes in the market price of TEGNA’s shares, general economic and market conditions, constraints, volatility, or disruptions in the capital markets;
•
The possibility that TEGNA’s capital allocation plan, including dividends, share repurchases and/or strategic acquisitions, investments and partnerships may not enhance long-term stockholder value;
•
Legal proceedings, judgments or settlements;
•
TEGNA’s ability to re-price or renew subscribers;
•
Changes in, or failure or inability to comply with, government regulations including, without limitation, regulations of the FCC, and adverse outcomes from regulatory proceedings;

•
The effects of extreme weather and climate events on our operations as well as our counterparties, customers, employees, third-party vendors and suppliers;
•
Information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks;
•
Changes in technology, including changes in the distribution and viewing of television programming;
•
The reaction by advertisers, programming providers, strategic partners, FCC or other government regulators to businesses that we may seek to acquire;
•
The risk that we may become responsible for liabilities of businesses that we may acquire;
•
Future financial performance, including our ability to obtain additional financing in the future on favorable terms;
•
The failure of our business to produce projected revenues or cash flows;
•
Continued consolidation in the industry, including MVPDs, vMVPDs, advertising agencies and other important third parties;
•
The loss of key personnel and/or talent or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past;
•
Strikes or other union job actions that affect our operations, including, without limitation, failure to renew our collective bargaining agreements on mutually favorable terms;
•
Uncertainties inherent in the development of new business lines and business strategies;
•
Changes in laws or regulations under which we operate;
•
Competitor responses to our products and services;
•
Changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto;
•
The potential effects of tariffs on the demand for our advertising services; and
•
Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results, which are discussed in our Quarterly Report on Form 10-Q. Any forward-looking statements in this 8-K earnings release should be evaluated in light of these important factors.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this 8-K earnings release and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

TEGNA Inc. (NYSE: TGNA) helps people thrive in their local communities by providing the trusted local news and services that matter most. With 64 television stations in 51 U.S. markets, TEGNA reaches more than 100 million people monthly across the web, mobile apps, connected TVs, and linear television. Together, we are building a sustainable future for local news. For more information, visit TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Molly McMahon	Julie Heskett
Senior Director, Corporate Communications	Senior Vice President, Chief Financial Officer
703-873-6422	703-873-6747
mmcmahon@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1

	Quarter ended Sept. 30,
	2025	2024	Change

Revenues	$650,791	$806,827	(19%)

Operating expenses:
Cost of revenues	422,121	437,855	(4%)
Business units - Selling, general and administrative expenses	89,901	96,882	(7%)
Corporate - General and administrative expenses	22,821	13,188	73%
Depreciation	14,997	15,543	(4%)
Amortization of intangible assets	8,831	13,467	(34%)
Total	558,671	576,935	(3%)
Operating income	92,120	229,892	(60%)

Non-operating (expense) income:
Interest expense	(39,027)	(42,288)	(8%)
Interest income	5,935	7,023	(15%)
Other non-operating items, net	(5,104)	(2,696)	89%
Total	(38,196)	(37,961)	1%

Income before income taxes	53,924	191,931	(72%)
Provision for income taxes	16,808	44,743	(62%)
Net income	37,116	147,188	(75%)
Net loss attributable to redeemable noncontrolling interest	—	260	***
Net income attributable to TEGNA Inc.	$37,116	$147,448	(75%)

Earnings per share:
Basic	$0.23	$0.89	(74%)
Diluted	$0.23	$0.89	(74%)

Weighted average number of common shares outstanding:
Basic shares	161,606	165,188	(2%)
Diluted shares	163,047	165,748	(2%)

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)

	Nine months ended Sept. 30,
	2025	2024	Change

Revenues	$2,005,885	$2,231,442	(10%)

Operating expenses:
Cost of revenues	1,286,008	1,300,466	(1%)
Business units - Selling, general and administrative expenses	280,446	294,080	(5%)
Corporate - General and administrative expenses	43,086	40,671	6%
Depreciation	46,272	45,026	3%
Amortization of intangible assets	26,516	40,790	(35%)
Asset impairment and other	—	1,097	***
Total	1,682,328	1,722,130	(2%)
Operating income	323,557	509,312	(36%)

Non-operating (expense) income:
Interest expense	(122,627)	(126,404)	(3%)
Interest income	22,176	18,469	20%
Other non-operating items, net	(7,548)	144,313	***
Total	(107,999)	36,378	***

Income before income taxes	215,558	545,690	(60%)
Provision for income taxes	52,233	127,211	(59%)
Net income	163,325	418,479	(61%)
Net loss attributable to redeemable noncontrolling interest	384	673	(43%)
Net income attributable to TEGNA Inc.	$163,709	$419,152	(61%)

Earnings per share:
Basic	$1.01	$2.44	(59%)
Diluted	$1.00	$2.44	(59%)

Weighted average number of common shares outstanding:
Basic shares	161,312	170,820	(6%)
Diluted shares	162,546	171,334	(5%)

*** Not meaningful

REVENUE CATEGORIES

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 2

Below is a detail of our primary sources of revenue:

	Quarter ended Sept. 30,
	2025	2024	Change

Distribution	$358,451	$361,585	(1%)
Advertising & Marketing Services	273,378	309,661	(12%)
Political	9,881	126,318	(92%)
Other	9,081	9,263	(2%)
Total revenues	$650,791	$806,827	(19%)

	Nine months ended Sept. 30,
	2025	2024	Change

Distribution	$1,107,584	$1,113,292	(1%)
Advertising & Marketing Services	847,631	904,299	(6%)
Political	21,689	185,789	(88%)
Other	28,981	28,062	3%
Total revenues	$2,005,885	$2,231,442	(10%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors (the “Board”) regularly use Employee compensation, Corporate–General and administrative expenses, Operating expenses, Operating income, Income before income taxes, Provision for income taxes, Net income attributable to TEGNA Inc., and Diluted earnings per share, each presented on a non-GAAP basis, for purposes of evaluating company performance. Management and the Board also use Adjusted EBITDA and Adjusted free cash flow to evaluate company performance and liquidity, respectively. The Leadership Development and Compensation Committee of our Board uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and Adjusted free cash flow to evaluate and compensate senior management. The Board uses Adjusted free cash flow in its periodic assessments of, among other things, repurchases of the company’s common stock, the company’s dividends, strategic opportunities and long-term debt retirement. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance and liquidity measures that exclude from its reported GAAP results the impact of “special items” consisting of asset impairment and other, merger and acquisition (M&A)-related costs, retention costs, earnout adjustments, workforce restructuring, and a gain related to the sale of the company’s investment in Broadcast Music Inc. (“BMI”), and an impairment charge related to an investment. The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluating our earnings or liquidity performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains, in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without stock-based compensation expense), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) other non-operating items, net, (6) earnout adjustments, (7) employee retention costs, (8) M&A-related costs, (9) asset impairment and other, (10) workforce restructuring costs, (11) depreciation and (12) amortization of intangible assets. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses Adjusted free cash flow, a non-GAAP liquidity measure. The most directly comparable GAAP financial measure to Adjusted free cash flow is Net cash flow from operating activities. Adjusted free cash flow is defined as Net cash flow from operating activities less payments for purchases of property and equipment plus or minus special items. The company removes special items affecting cash flow from operating activities because we do not consider these items to be indicative of its underlying cash flow generation for the reporting period. Adjusted free cash flow is not intended to be a measure of residual cash available for management’s discretionary use since it omits significant sources and uses of cash flow including mandatory debt repayments.

This earnings release also presents our net leverage ratio which includes Adjusted EBITDA (without stock-based compensation) as a component of the computation. Our net leverage ratio is a financial measure that is used by management to assess the borrowing capacity of the company and management believes it is useful to investors for the same reason. The company defines its net leverage ratio as (a) net debt (total debt less cash and cash equivalents) as of the balance sheet date divided by (b) Average Annual Adjusted EBITDA for the trailing two-year period.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s Consolidated Statements of Income follow:

		Special Items
Quarter ended Sept. 30, 2025	GAAP measure	Retention costs - Cash	M&A-related costs	Workforce restructuring	Other non-operating item	Non-GAAP measure

Employee compensation	$174,319	$(1,179)	$—	$(1,157)	$—	$171,983
Corporate - General and administrative expenses	22,821	(566)	(12,368)	(58)	—	9,829
Operating expenses	558,671	(1,179)	(12,368)	(1,157)	—	543,967
Operating income	92,120	1,179	12,368	1,157	—	106,824
Income before income taxes	53,924	1,179	12,368	1,157	2,094	70,722
Provision for income taxes	16,808	90	318	287	—	17,503
Net income attributable to TEGNA Inc.	37,116	1,089	12,050	870	2,094	53,219
Earnings per share - diluted	$0.23	$0.01	$0.07	$0.01	$0.01	$0.33

		Special Items
Quarter ended Sept. 30, 2024	GAAP measure	Retention costs - SBC	Retention costs - Cash	Workforce restructuring	Non-GAAP measure

Employee compensation	$193,380	$(4,044)	$(2,390)	$(4,167)	$182,779
Corporate - General and administrative expenses	13,188	(1,771)	(1,181)	(1,231)	9,005
Operating expenses	576,935	(4,044)	(2,390)	(4,167)	566,334
Operating income	229,892	4,044	2,390	4,167	240,493
Income before income taxes	191,931	4,044	2,390	4,167	202,532
Provision for income taxes	44,743	242	430	518	45,933
Net income attributable to TEGNA Inc.	147,448	3,802	1,960	3,649	156,859
Earnings per share - diluted	$0.89	$0.02	$0.01	$0.02	$0.94

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3 (continued)

		Special Items
Nine months ended Sept. 30, 2025	GAAP measure	Earnout adjustment	Retention costs - SBC	Retention costs - Cash	M&A-related costs	Workforce restructuring	Other non-operating item	Non-GAAP measure

Employee compensation	$517,909	$—	$(1,634)	$(1,886)	$—	$(3,932)	$—	$510,457
Corporate - General and administrative expenses	43,086	—	(457)	(875)	(12,368)	(192)	—	29,194
Operating expenses	1,682,328	(1,697)	(1,634)	(1,886)	(12,368)	(3,932)	—	1,660,811
Operating income	323,557	1,697	1,634	1,886	12,368	3,932	—	345,074
Income before income taxes	215,558	1,697	1,634	1,886	12,368	3,932	2,094	239,169
Provision for income taxes	52,233	435	300	222	318	988	—	54,496
Net income attributable to TEGNA Inc.	163,709	1,262	1,334	1,664	12,050	2,944	2,094	185,057
Earnings per share - diluted	$1.00	$0.01	$0.01	$0.01	$0.07	$0.02	$0.01	$1.13

		Special Items
Nine months ended Sept. 30, 2024	GAAP measure	Retention costs - SBC	Retention costs - Cash	M&A-related costs	Workforce restructuring	Asset impairment and other	Other non-operating item	Non-GAAP measure

Employee compensation	$565,908	$(9,135)	$(3,963)	$—	$(7,804)	$—	$—	$545,006
Corporate - General and administrative expenses	40,671	(3,094)	(2,056)	(2,290)	(1,834)	—	—	31,397
Operating expenses	1,722,130	(9,135)	(3,963)	(2,290)	(7,804)	(1,097)	—	1,697,841
Operating income	509,312	9,135	3,963	2,290	7,804	1,097	—	533,601
Income before income taxes	545,690	9,135	3,963	2,290	7,804	1,097	(152,867)	417,112
Provision for income taxes	127,211	1,035	678	593	1,408	284	(36,621)	94,588
Net income attributable to TEGNA Inc.	419,152	8,100	3,285	1,697	6,396	813	(116,246)	323,197
Earnings per share - diluted (a)	$2.44	$0.05	$0.02	$0.01	$0.04	$0.01	$(0.68)	$1.88

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company’s Consolidated Statements of Income are presented below:

	Quarter ended Sept. 30,
	2025	2024

Net income attributable to TEGNA Inc. (GAAP basis)	$37,116	$147,448
Less: Net loss attributable to redeemable noncontrolling interest	—	(260)
Plus: Provision for income taxes	16,808	44,743
Plus: Interest expense	39,027	42,288
Less: Interest income	(5,935)	(7,023)
Plus: Other non-operating items, net	5,104	2,696
Operating income (GAAP basis)	92,120	229,892
Plus: Retention costs - employee awards stock-based compensation	—	4,044
Plus: Retention costs - cash	1,179	2,390
Plus: M&A-related costs	12,368	—
Plus: Workforce restructuring	1,157	4,167
Adjusted operating income (non-GAAP basis)	106,824	240,493
Plus: Depreciation	14,997	15,543
Plus: Amortization of intangible assets	8,831	13,467
Adjusted EBITDA	$130,652	$269,503
Stock-based compensation expenses:
Employee awards	7,455	6,546
Company stock 401(k) match contributions	4,024	4,035
Adjusted EBITDA before stock-based compensation costs	$142,131	$280,084

	Nine months ended Sept. 30,
	2025	2024

Net income attributable to TEGNA Inc. (GAAP basis)	$163,709	$419,152
Less: Net loss attributable to redeemable noncontrolling interest	(384)	(673)
Plus: Provision for income taxes	52,233	127,211
Plus: Interest expense	122,627	126,404
Less: Interest income	(22,176)	(18,469)
Plus (Less): Other non-operating items, net	7,548	(144,313)
Operating income (GAAP basis)	323,557	509,312
Plus: Octillion earnout adjustment	1,697	—
Plus: M&A-related costs	12,368	2,290
Plus: Asset impairment and other	—	1,097
Plus: Workforce restructuring	3,932	7,804
Plus: Retention costs - employee stock-based compensation expenses	1,634	9,135
Plus: Retention costs - cash	1,886	3,963
Adjusted operating income (non-GAAP basis)	345,074	533,601
Plus: Depreciation	46,272	45,026
Plus: Amortization of intangible assets	26,516	40,790
Adjusted EBITDA	$417,862	$619,417
Stock-based compensation expenses:
Employee awards	18,896	21,526
Company stock 401(k) match contributions	12,673	14,251
Adjusted EBITDA before stock-based compensation costs	$449,431	$655,194

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 5

Reconciliation of Adjusted free cash flow to Net cash flow from operating activities presented in accordance with GAAP on the company’s Consolidated Statements of Cash Flows is presented below:

	Sept. 30, 2025
	Quarter	Year-to-date

Net cash flow from operating activities (GAAP basis)	$59,134	$218,625

Less: Purchases of property and equipment	(10,759)	(22,810)

Special items:
M&A related costs	11,285	11,285
Workforce restructuring	2,432	12,330
Retention costs - cash	2,240	2,974
Total Adjustments	15,957	26,589

Adjusted free cash flow (non-GAAP basis)	$64,332	$222,404

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 6

The following table reconciles our total outstanding debt.

Sept. 30, 2025
Total outstanding principal	$2,540,000
Less: Cash and cash equivalents	(232,775)
Net debt (numerator)	$2,307,225

The following table shows the calculation of the average annual Adjusted EBITDA before stock-based compensation over the trailing two-year period (“T2Y”).

Adjusted EBITDA before stock-based compensation:
Nine months ended September 30, 2025[1]	$449,431
Plus: Year ended December 31, 2024[2]	978,753
Plus: Year ended December 31, 2023[2]	781,562
Less: Nine months ended September 30, 2023[3]	(593,057)
Combined T2Y	$1,616,689
Divided by	2
T2Y Adjusted EBITDA (denominator)	$808,345

The following table shows the calculation of the net leverage ratio.

	Sept. 30, 2025
Net debt (numerator)	$2,307,225
T2Y Adjusted EBITDA (denominator)	$808,345
Net Leverage Ratio	2.9	x

1 A non-GAAP measure detailed in Table 4.

2 Refer to page 34 of the 2024 Form 10-K for reconciliations of 2024 and 2023 Adjusted EBITDA before stock-based compensation costs to net income attributable to TEGNA Inc.

3 Refer to page 24 in our Q3 2024 Form 10-Q for reconciliations of our Q3 2023 Adjusted EBITDA before stock-based compensation costs to net income attributable to TEGNA Inc.